Exhibit 99.1

March 7, 2016

AMERICAN FARMLAND ANNOUNCES FOURTH QUARTER AND FULL YEAR 2015 RESULTS

New York, NY, March 7, 2016 – American Farmland Company (NYSE MKT: AFCO) (the “Company”), a specialized real estate investment trust focused on the ownership, acquisition, development and management of a portfolio of diversified, high-quality U.S. farmland, today announced financial and operating results for the quarter and year ended December 31, 2015.

“The fourth quarter of 2015 was an exciting time for American Farmland Company, as we completed our entry into the public equity market and announced a significant accretive acquisition which we closed in early 2016,” said Thomas S.T. Gimbel, Chief Executive Officer.  “The quarter capped a strong year of top-line growth, with operating revenues for 2015 exceeding $10 million, reflecting 40% year-over-year growth, driven both by acquisitions and our same-property portfolio.  In addition, the appraised value of our farms grew to $216 million as of year-end, as orchard, vineyard and specialty row crop farm values continued their upward trend even as commodity row crop farm values softened in certain regions.”

Highlights and Recent Activity Include

•	Generated Adjusted Funds from Operations (AFFO) of $0.02 per diluted share for the quarter and $0.26 per diluted share for the year ended December 31, 2015;
•	Reported operating revenues of $3.1 million for the quarter and $10.1 million for the year ended December 31, 2015, increases of 34.0% and 39.8% as compared to the respective prior year periods;
•	Reported net operating income (NOI) of $2.5 million for the quarter and $8.5 million for the year ended December 31, 2015;
•	Generated same-property operating revenues of $8.2 million for the year ended December 31, 2015, a 13.5% increase over the prior year;
•	Net Asset Value (NAV) was $10.05 per diluted share as of December 31, 2015, based on independent third-party appraisals performed as of year-end;
•

Completed the company’s underwritten initial public offering and listing on the NYSE MKT LLC, issuing 6,000,000 new shares of common stock and generating net proceeds of $39.2 million after deducting underwriting discounts and offering expenses;

•	Increased the borrowing capacity available under the company’s revolving credit facilities by $15 million to an aggregate of $90 million;
•

Closed on the previously announced acquisition of four mature permanent crop farms comprising 2,186 gross acres and 1,718 net plantable acres for a combined gross purchase price of $63.5 million, excluding transaction costs, from Sun Dial Farms, LLC and its affiliates;

•	Announced a $0.0625 quarterly per share dividend for the fourth quarter of 2015, which was paid on December 29, 2015 to shareholders of record on December 22, 2015; and
•	Announced a $0.0625 quarterly per share dividend for the first quarter of 2016 ($0.25 annualized), payable on March 31, 2016 to shareholders of record on March 21, 2016

Financial Highlights

AFFO was $0.3 million, or $0.02 per diluted share, for the fourth quarter of 2015, as compared to $1.0 million, or $0.10 per diluted share, for the fourth quarter of 2014.  For the year ended December 31, 2015, AFFO was $3.3 million, or $0.26 per diluted share, as compared to $3.1 million, or $0.30 per diluted share, for the prior year.

Net loss was $(8.3) million, or $(0.54) per diluted share, for the fourth quarter of 2015, as compared to net income of $0.1 million, or $0.01 per diluted share, for the fourth quarter of 2014.  For the year ended December 31, 2015, net loss was $(7.9) million, or $(0.65) per diluted share, as compared to net income of $0.7 million, or $0.07 per diluted share, for the prior year.  The net loss for 2015 was impacted by the non-recurring Internalization expense incurred in the fourth quarter of 2015, which is further discussed below, and the dilutive effect of which was borne entirely by the existing shareholders of the Company and the holders of the limited partnership units in American Farmland Company L.P. prior to the initial public offering.

Operating revenues for the fourth quarter of 2015 were $3.1 million, an increase of $0.8 million or 34.0% as compared to the fourth quarter of 2014.  Operating revenues for the year ended December 31, 2015 were $10.1 million, an increase of $2.9 million or 39.8% as compared to 2014.  The increase in 2015 operating revenues over the prior year was primarily due to new leases with existing tenants at Golden Eagle Ranch and Blue Heron Farms that provide for higher fixed base rents, rents (both fixed and participating) from the properties acquired in the third quarter of 2015 (Kingfisher Ranch and the second tranche of Golden Eagle Ranch) and the fourth quarter of 2014 (Falcon Farms and the second and larger tranche of Kimberly Vineyard), offset somewhat by lower participating rents from same-property farms, where decreases from Blue Heron Farms and the initial tranche of Kimberly Vineyard outweighed increased participating rent received from the initial tranche of Golden Eagle Ranch.  The recently acquired Kingfisher Ranch (acquired in August 2015), in particular, generated strong participating rent in the fourth quarter of 2015, due to the receipt of crop insurance by the tenant for the 2015 crop during the fourth quarter of 2015 and the Company’s formulaic participation in these insurance proceeds, which was recorded as participating rent in 2015 and will result in lower participating rent in 2016, as discussed under “Operating Highlights” below.

Net operating income (NOI) for the fourth quarter of 2015 was $2.5 million, an increase of $0.7 million as compared to the fourth quarter of 2014.  NOI for the year ended December 31, 2015 was $8.5 million, an increase of $2.6 million as compared to 2014.  The increase in 2015 NOI over the prior year was primarily due to the revenue contribution from acquired farms and the higher operating revenues from same-property farms (discussed below in Operating Highlights).

During the fourth quarter of 2015, the Company recorded an expense pertaining to the internalization of its management function concurrent with the consummation of its initial public offering amounting to $9.8 million, shown as “Internalization expense” in the consolidated statements of operations.  The total expense was comprised of the $7.9 million value of the 986,438 units of limited partnership interest in American Farmland Company L.P. issued to the owners of the Company’s previous external manager, $1.0 million in net liabilities assumed (primarily comprised of the legacy performance fees due to the Company’s agricultural sub-adviser), and $0.9 million of transaction costs.  The “Internalization expense” recorded in the fourth quarter of 2015 is a non-recurring expense, and the Company has added this expense back to Funds from Operations attributable to the Company (FFO) in the calculation of Core Funds from Operations attributable to the Company (Core FFO) and AFFO.  The Internalization expense was borne entirely by the existing shareholders of the Company and the holders of the limited partnership units in American Farmland Company L.P. prior to the initial public offering.  Following the consummation of the initial public offering, the Company will no longer incur expenses which have previously been recorded as “Management and performance fees-related party”, in the consolidated statements of operations.

As of December 31, 2015, the appraised value of the Company’s 18 farms, as determined by independent third-party appraisers, was approximately $216 million, up from $208 million as of the initial public offering and based on appraisals as of June 30, 2015.  Adjusting for balance sheet assets and liabilities as of December 31, 2015 results in Company stockholders’ equity determined on the basis of fair value of $169.8 million, or $10.05 net asset value per share. Company stockholders’ equity per share as of December 31, 2015 was $7.92.

See “Non-GAAP Financial Measures” for definitions of FFO, Core FFO, AFFO, NOI and NAV and the financial tables accompanying this press release for reconciliations of net income to FFO, Core FFO, AFFO, and NOI, and stockholders’ equity to NAV.

Operating Highlights

Total operating revenues for the Company’s same-property farms was $8.2 million for the year ended December 31, 2015, an increase of $1.0 million, or 13.5%, from $7.2 million for the year ended December 31, 2014.  The same-property portfolio includes only farms owned by the Company for the entirety of both periods presented, which included all farms except for the second tranche of Golden Eagle Ranch, Kingfisher Ranch, Falcon Farms, and the second tranche of Kimberly Vineyard.  The increase in same-property operating revenues was primarily due to new leases with existing tenants at the initial tranche of Golden Eagle Ranch and Blue Heron Farms that provide for higher fixed base rents, offset somewhat by decreased participating rents year-over-year.  Fixed rent for the same-property farms increased $1.1 million year-over-year to $4.4 million, driven by increases at the initial tranche of Golden Eagle Ranch and Blue Heron Farms due to the rent increases discussed above, while participating rent for the same-property farms decreased $0.2 million year-over-year, due to decreases at Blue Heron Farms (timing of crop sales in 2015 versus 2014) and the initial tranche of Kimberly Vineyard (lower than expected 2015 production yield), which outweighed the increase in participating rent from Golden Eagle Ranch (benefited from strong almond prices relating to the 2014 crop in 2015).

Revenues from participating leases exhibit variability from year to year around harvest yields and cycles as well as fluctuating crop prices, and are therefore subject to seasonality, production yields (which are subject to weather conditions and the alternate bearing nature of certain crops, among other factors), the timing of crop harvests and crop sales, crop prices and changes in crop prices throughout the year, contracts for minimum price guarantees, and any applicable crop insurance claims (settlement amounts and timing of settlements).  As an example, the Company’s Kingfisher Ranch (a pistachio property acquired in the third quarter of 2015), experienced a weak 2015 production yield, and the tenant pursued insurance claims under its crop insurance policies. Pistachios are generally harvested in the fall with crop sales (and thus the Company’s participating rents) typically occurring and being recognized in both the fourth quarter of the harvest year as well as into the following year.  At Kingfisher Ranch, due to the poor 2015 crop, these insurance claims were settled in full in the fourth quarter of 2015 and resulted in the Company’s recognition of higher than otherwise expected participating revenues in 2015 for Kingfisher Ranch (i.e., in the event of a normal crop, a portion of the 2015 crop yield would have been recognized as 2016 participating revenues, but due to the insurance settlement, substantially all 2015 crop revenues were recognized in 2015).  The full insurance settlement recognition in 2015 will result in little to no 2016 participating revenues at Kingfisher for the 2015 crop.  By way of another example, the Company’s Golden Eagle Ranch generated strong participating revenues in 2015 due to the strength of the 2014 crop production as well as high almond prices throughout the majority of 2015 when the 2014 crop was sold by the tenant.  However, the 2015 crop at Golden Eagle Ranch was significantly lower than the 2014 crop due to poor growing conditions.  Lower 2015 farm production combined with a more recent decline in almond prices is expected to result in substantially lower participating rents from Golden Eagle Ranch in 2016 than were recorded in 2015.  Due to the year over year decline in participating rents expected from Golden Eagle Ranch during 2016, the Company expects 2016 operating revenues generated from same-property farms to be lower in 2016 than in 2015.  Variability in crop revenues from year to year, both upwards and downwards, is common in the farming industry, and we therefore expect variability in our participating rents to continue as long as we continue to use participating lease types.

All of the Company’s non-development farms were under lease as of December 31, 2015.

Development Activities

The Company had six farms in development as of December 31, 2015, having an aggregate appraised value of $53.4 million, or comprising 25% of the total appraised value of farmland held at December 31, 2015.  Operating loss from development farms was $(0.1) million for 2015.  Capital expenditures (net of revenue offsets) at development farms during 2015 totaled $7.5 million of the total $8.2 million of 2015 capital expenditures.  The majority of 2015 capital spend was deployed at Hawk Creek, Blue Cypress Farm and Grassy Island.

The development of Blue Cypress Farm, located in Brevard County, Florida, was substantially completed after year-end, and the property has been subsequently leased to a tenant during the first quarter of 2016.  In the normal course of its strategic review of properties, the Company regularly evaluates the possibilities to recycle capital currently deployed in certain of its non-yielding development farms into new income-yielding acquisitions in the coming year.

Investing Activities

The Company completed two acquisitions of permanent crop properties during 2015, each during the third quarter, amounting to an aggregate purchase price of $25.1 million.  The second tranche of Golden Eagle Ranch, planted with almonds, was acquired on August 18, 2015 for $5.2 million, and Kingfisher Ranch, planted with pistachios, was acquired on August 21, 2015 for $19.9 million.

Subsequent to year end, on January 27, 2016, wholly-owned subsidiaries of the Company completed the previously announced acquisition of a portfolio of mature permanent crop properties aggregating to approximately 2,186 gross acres and approximately 1,718 net plantable acres for a combined gross purchase price of $63.5 million, excluding transaction costs, from Sun Dial Farms, LLC and its affiliates (the “Sellers”).  The acquisition substantially increased the Company’s farmland assets by approximately 30%. The seven acquired properties are located across multiple counties in California, each with its own on-site well(s) and / or surface water, and will be operated as four distinct farms, with properties grouped into a particular farm based on crop type and location. Crops planted include almonds, lemons, mandarins and several other fresh citrus varieties as well as a small planting of prunes.

The properties were previously owner-occupied and, as a result, do not have a prior leasing history. Upon closing, the Company entered into four separate participating leases with affiliates of the Sellers, which are expected to provide a blended first year fixed base rent yield of approximately 5% of the purchase price, with the potential for additional income from formulaic participation in the crop revenue above a fixed threshold and with the base rent and fixed threshold each having annual escalators. Affiliates of the Sellers are also the tenants on the Company’s Golden Eagle Ranch property.  The acquisition was funded from cash on hand and additional borrowings under the Company’s existing revolving credit facilities.

Financing Activities

In October 2015, the Company completed its underwritten initial public offering in which it sold 6,000,000 shares of common stock at $8.00 per share, raising net proceeds of $39.2 million after deducting underwriting discounts and offering expenses.  The Company’s shares commenced trading on the NYSE MKT LLC platform under the ticker symbol “AFCO” on October 20, 2015.

In December 2015, the Company entered into a new secured revolving loan agreement and amended its existing secured revolving credit facilities to provide for an additional $15 million of borrowing capacity, bringing the aggregate borrowing capacity under its four secured revolving credit facilities to $90 million.  As of December 31, 2015, the Company had outstanding $27.2 million under these revolving credit facilities.

Subsequent to December 31, 2015, the Company drew on its existing revolving credit facilities to partially fund the $63.5 million purchase price of four permanent crop farms from the Sellers and, as of the date of this release, approximately $81 million was outstanding under such revolving credit facilities.  Each of the Company’s four secured revolving credit facilities, which have maturities between January 2019 and January 2021, provides for a drawn borrowing cost of 3-month Libor plus 130 basis points (approximately 1.91% as of December 31, 2015) and may be prepaid at any time without penalty to the Company.  The Company believes it is in compliance with the covenants of its credit facilities.

Quarterly Dividends

On March 2, 2016, the Board of Directors of the Company approved and declared a quarterly cash dividend of $0.0625 per share on the common stock of the Company and a quarterly cash distribution of $0.0625 per unit on the units of limited partnership interest of American Farmland, L.P. for the first quarter of 2016.  The dividend will be paid on March 31, 2016 to stockholders of record of the Company at the close of business on March 21, 2016.  The distribution will be paid on March 31, 2016 to unitholders of record of American Farmland, L.P. at the close of business on March 21, 2016.

FOR ADDITIONAL INFORMATION

For additional information about the Company, please see the “Investor Relations” section of American Farmland Company’s website at www.americanfarmlandcompany.com.

ABOUT AMERICAN FARMLAND COMPANY

American Farmland Company is an internally managed real estate investment trust and a Maryland corporation focused on owning and acquiring a diversified portfolio of high-quality farmland, consisting of mature permanent, specialty/vegetable row and commodity row crop farms, as well as farmland development projects, located in select major agricultural regions throughout the United States. As of the date of this release, the Company’s portfolio consists of 22 farms located on both coasts as well as in the Corn Belt and the Delta regions and consists of approximately 18,322 gross acres of farmland, with more than 21 major crop types (approximately 40 when including crop varieties).

NON-GAAP FINANCIAL MEASURES

The Company believes FFO, Core FFO, AFFO, NOI and NAV are non-GAAP financial measures that investors may find useful as key supplemental measures of its performance. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss, and stockholders’ equity.  Further, these non-GAAP financial measures as calculated by the Company may not be comparable to how other companies define and calculate such terms.

FFO attributable to the Company

The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular, REITs.  The Company calculates FFO attributable to the Company in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT defines Funds From Operations (FFO) as net income (loss) computed in accordance with generally accepted accounting principles (GAAP),  excluding gains (or losses) from sales of depreciated real estate assets, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures in which the reporting entity holds an interest. The Company believes that net income attributable to the

Company is the most directly comparable GAAP measure to FFO attributable to the Company. FFO attributable to the Company, however, does not represent an alternative to “Net Income (Loss)” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.

Management presents FFO attributable to the Company as a supplemental performance measure because it believes that FFO attributable to the Company is beneficial to investors as a starting point in measuring the company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating farms, which do not relate to or are not indicative of operating performance, FFO attributable to the Company provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. Management also believes that, as a widely recognized measure of the performance of REITs, FFO attributable to the Company will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.  However, other equity REITs may not calculate FFO attributable to the Company in accordance with the NAREIT definition as does the Company, and, accordingly, the Company’s FFO attributable to the Company may not be comparable to such other REITs’ FFO attributable to the Company.

Core FFO attributable to the Company and Adjusted FFO (AFFO)

The Company calculates Core FFO attributable to the Company by adding back to FFO attributable to the Company (i) performance fees payable to related parties (which ceased following the internalization transaction), (ii) acquisition-related expenses, and (iii) other income and expense items considered to be non-recurring in nature (including the expense related to the Company’s internalization transaction incurred concurrent with its initial public offering).  The Company calculates AFFO attributable to the Company by adding back to Core FFO attributable to the Company (i) amortization of deferred financing costs, (ii) stock-based compensation expense (which has not been incurred to date, but which the Company anticipates will be incurred in future periods), (iii) non-real estate depreciation and amortization expense, if any (iv) straight line rent adjustments, and (v) above and below market lease adjustments, if any.

Management believes Core FFO attributable to the Company and AFFO attributable to the Company are important supplemental measures of operating performance because they are measures of cash flow available for stockholders and measures that can be analyzed in conjunction with the ability to pay dividends. The Company is required in certain instances to expense costs for GAAP purposes related to acquiring the farms, such as the acquisition fee paid to its agricultural sub-adviser, and legal, professional and other fees (including transfer taxes in some cases) associated with closing the purchase of each property which do not correlate with the ongoing operations of its existing properties. In addition, the amortization of costs to obtain financing is a non-cash expense item, as is stock-based compensation expense.  The Company believes that net income attributable to the Company is the most directly comparable GAAP measure to Core FFO attributable to the Company and AFFO attributable to the Company. Core FFO attributable to the Company and AFFO attributable to the Company, however, do not represent alternatives to “Net Income (Loss)” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Other equity REITs may not calculate Core FFO attributable to the Company and AFFO attributable to the Company as does the Company, and, accordingly, the Company’s Core FFO attributable to the Company and AFFO attributable to the Company may not be comparable to such other REITs’ calculations of these measures.

Net Operating Income (NOI)

The Company defines NOI as operating revenues (rental income comprising both fixed and participating rent, tenant recovery income and other property income, excluding straight line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income), less property operating expenses (real estate tax expense and property operating expense). Management believes NOI provides useful information to investors regarding the Company’s results of operations because it reflects only those income and expense items that are incurred at the property level and when compared across periods reflects the impact on operations from trends in occupancy, rental rates including participating rents, property operating costs and acquisition and disposition activity, on an unleveraged basis and excluding general and administrative overhead costs.  Management believes that net income attributable to the Company is the most directly comparable GAAP measure to NOI. However, NOI should only be used as a supplemental measure of the Company’s financial performance. Other REITs may use different methodologies for calculating NOI and, accordingly, the Company’s NOI may not be comparable to other REITs.

Net Asset Value (NAV) per share

The Company estimates the fair value of its farms based on appraised value, expressed in terms of net asset value (NAV). NAV is calculated as stockholders’ equity of the Company, as adjusted for the increase or decrease in fair value of the portfolio attributable to the Company, and then divided by the Company’s total common shares outstanding. For purposes of determining the adjustment between the investment in real estate on a GAAP basis and on a fair value basis, all of the costs associated with the acquisition of all properties were added to the cost thereof (irrespective of whether the acquisition was treated as a business combination or not), and no effect was given to straight-lining rental income. In addition, all capital expenditures and development costs post-acquisition are capitalized and thereafter added to the cost of all of the properties, and included in net book value, for purposes of the fair value analysis. Management presents NAV as a supplemental non-GAAP measure because it believes that NAV is beneficial to investors in measuring whether the company’s investments in real estate have appreciated in value, in aggregate, since their respective dates of acquisition. However, due to possible differences in the calculation or application of the definition of NAV, including the reliance on independent, third-party appraisers in determining fair value, a comparison of the Company's NAV to similar measures utilized by other REITs may not necessarily be meaningful.

In determining the fair value of the investments in real estate, the Company has relied on independent third party appraisers who (except as noted below) performed their formal appraisals as of December 31 in each calendar year for each property. The Company’s independent auditors have not audited or reviewed these appraisals. Properties that were purchased in the fourth quarter of any calendar year were not appraised until December 31 of the calendar year end following the year of acquisition. Until first appraised, such properties were valued at cost. While management believes that values presented fairly reflect current market conditions, such values are subjective and are based on assumptions, judgments and estimates that are dependent upon market conditions that are subject to change without notice and, therefore, may prove to be inaccurate. Such inaccuracies may have a material impact on the Company’s overall portfolio valuation. The value of each property will ultimately be determined by the timing of, and market conditions that exist upon, the disposition of each property.

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements concerning projections, predictions, expectations, estimates, or forecasts as to the Company’s business, financial or operational results, and future economic performance, as well as statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. The words “may,” “believe,” “estimate,” “expect,” “intend,”  “plan,” “predict,” “project,” “forecast,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or their negatives, as well as statements in future tense, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations of future performance, taking into account all information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and, accordingly, actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, the Company’s business strategy and leverage, the Company’s ability to generate sufficient cash flow to service outstanding indebtedness, the Company’s ability to obtain outside financing, availability, terms and deployment of capital, general volatility of the capital markets and the market price of the Company’s common stock, industry, interest rates or the general economy, degree and nature of competition, risks generally associated with real estate acquisitions, dispositions and development, the Company’s ability to identify farms to acquire and to complete acquisitions, the Company’s ability to effectively manage growth, the ability of the Company’s tenants to successfully manage their business and pay contractual rents when due, the variability in revenues relating to participating rent from crop yields, crop prices, the timing of payments or other factors, regulatory and tax law changes and other risk factors, including those detailed in the sections of the Company’s most recent 10-Q and other filings with the SEC titled “Risk Factors”. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after this date to conform these statements to actual results or changes in the Company’s expectations.

AMERICAN FARMLAND COMPANY AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31, 2015	December31, 2014
ASSETS:
Investments in real estate—net	$171,342,731	$140,104,858
Cash and cash equivalents	14,518,788	7,466,642
Rent receivable	1,766,254	1,549,175
Deferred financing costs, net	558,992	146,467
Deferred offering costs	—	1,363,388
Other assets	2,099,336	466,282
TOTAL ASSETS	$190,286,101	$151,096,812

LIABITILIES AND EQUITY:
LIABILITIES:
Borrowings under credit facilities	$27,200,000	$20,400,000
Accrued expenses and other liabilities	2,377,305	2,856,580
Subscription received in advance	—	5,250,000
Performance fee payable to AFA	—	1,231,398
Legacy performance fee payable to Agricultural Sub-Adviser	1,106,307	—
Management fee payable to AFA	—	331,143
Unearned rent	834,858	1,587,976
Total Liabilities	31,518,470	31,657,097
Commitments and contingencies
EQUITY:
Common stock, $0.01 par value—300,000,000 shares authorized; 16,890,847 shares issued and outstanding at December 31, 2015 and 10,436,902 shares issued and outstanding at December 31, 2014	168,908	104,369
Preferred stock, $0.01 par value—0 shares issued and outstanding at December 31, 2015 and 29 shares issued and outstanding at December 31, 2014	—	—
Additional paid-in-capital	151,266,420	105,445,855
Accumulated deficit	(17,644,793)	(6,672,472)
Company stockholders’ equity	133,790,535	98,877,752
Non-controlling interests in operating partnership	24,977,096	20,561,963
Total equity	158,767,631	119,439,715
TOTAL LIABILITIES AND EQUITY	$190,286,101	$151,096,812

Supplemental Operating and Financial Data

	December 31, 2015	December31, 2014
Farms owned	18	17
Gross acres owned	16,136	15,378
Tillable acres owned	13,251	12,610
Appraised value of farmland (based on independent third-party appraisals)	$215,835,000	$168,781,037

AMERICAN FARMLAND COMPANY AND SUBSIDIARIES

Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
OPERATING REVENUES
Fixed rent	$1,463,697	$958,237	$5,273,436	$3,289,130
Participating rent	1,432,670	1,248,386	4,307,950	3,608,309
Recovery of real estate taxes	134,679	82,112	484,983	310,643
Other income	19,932	(11,244)	82,667	52,981
Total operating revenues	3,050,978	2,277,491	10,149,036	7,261,063
OPERATING EXPENSES
Depreciation	616,574	400,862	2,027,091	1,530,911
Management and performance fees—related party	144,900	955,350	2,884,756	2,528,255
Property operating expenses	477,022	422,481	1,594,177	1,351,655
Acquisition-related expenses	—	—	—	44,712
Professional fees	647,530	122,326	1,020,882	406,008
Internalization expense	9,794,745	—	9,794,745	—-
Sub-advisory fees	413,930	—	413,930	—-
General and administrative expenses	725,064	123,944	912,489	273,321
Total operating expenses	12,819,765	2,024,963	18,648,070	6,134,862
OPERATING (LOSS) INCOME	(9,768,787)	252,528	(8,499,034)	1,126,201
Other (income) expense:
Interest income	(204)	(184)	(1,404)	(1,980)
Interest expense and financing costs	191,719	50,804	594,822	119,094
Total other expense	191,515	50,620	593,418	117,114
(LOSS) INCOME BEFORE (LOSS) GAIN ON SALE OF ASSETS	(9,960,302)	201,908	(9,092,452)	1,009,087
(Loss) gain on sale of assets	(29,414)	—	(29,414)	47,701
(LOSS) INCOME BEFORE INCOME TAXES	(9,989,716)	201,908	(9,121,866)	1,056,788
Income tax provision	86,016	—	165,848	—
NET (LOSS) INCOME	(10,075,732)	201,908	(9,287,714)	1,056,788
Less net (loss) income attributable to non-controlling interests	(1,730,046)	93,287	(1,413,105)	346,071
NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY	$(8,345,686)	$108,621	$(7,874,609)	$710,717
(LOSS) EARNINGS PER COMMON SHARE
Basic and diluted(1)	$(0.54)	$0.01	$(0.65)	$0.07
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic and diluted(1)	15,456,064	10,419,996	12,041,532	10,404,087

Cash dividends declared per common share(2)	$0.0625	$0.1250	$0.2500	$0.2500

(1)

For the three months and year ended December 31, 2015, the inclusion of the operating partnership units is antidilutive to loss per common share and has therefore been excluded in the presentation of loss per common share.

(2)	In 2014, the Company paid dividends semi-annually.

Reconciliation of Net Income Attributable to the Company to FFO, Core FFO and AFFO Attributable to the Company

The following table sets forth a reconciliation of FFO attributable to the Company, Core FFO attributable to the Company and AFFO attributable to the Company to net income attributable to the Company, the most directly comparable GAAP equivalent, for the periods presented.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income (loss) attributable to the Company	$(8,345,686)	$108,621	$(7,874,609)	$710,717
Loss (gain) on sale of depreciable real estate	29,414	-	29,414	(47,701)
Depreciation	616,574	400,862	2,027,091	1,530,911
Non-controlling interests' share of above adjustments	(106,366)	(70,825)	(349,240)	(261,213)
FFO attributable to the Company	(7,806,064)	438,658	(6,167,344)	1,932,714
Weighted average shares(1)	15,456,064	10,419,996	12,041,532	10,404,087
FFO attributable to the Company per share	$(0.51)	$0.04	$(0.51)	$0.19

FFO attributable to the Company	(7,806,064)	438,658	(6,167,344)	1,932,714
Performance fees—related party(2)	27,184	624,207	1,490,980	1,231,398
Acquisition-related expenses	—	—	—	44,712
Internalization expense	9,794,745	—	9,794,745	—
Non-controlling interests' share of above adjustments(3)	(1,710,591)	(79,628)	(1,896,163)	(169,859)
Core FFO attributable to the Company	305,274	983,237	3,222,218	$3,038,965
Weighted average shares(4)	17,943,770	10,419,996	12,668,570	10,404,087
Core FFO attributable to the Company per share	$0.02	$0.09	$0.25	$0.29

Core FFO attributable to the Company	305,274	983,237	3,222,218	$3,038,965
Amortization of deferred financing costs(5)	28,863	9,130	80,272	33,493
Straight line rent adjustment	(18,811)	17,660	(26,498)	8,735
Non-controlling interests' share of above adjustments	(1,203)	(4,733)	(8,728)	(7,450)
AFFO attributable to the Company	$314,123	$1,005,294	$3,267,264	$3,073,743
Weighted average shares(4)	17,943,770	10,419,996	12,668,570	10,404,087
AFFO attributable to the Company per share	$0.02	$0.10	$0.26	$0.30

(1)

For the three months and year ended December 31, 2015, the inclusion of the operating partnership units is antidilutive to FFO per common share and has therefore been excluded in the presentation of FFO per common share.

(2)

The Company’s prior external advisor previously received performance allocations, which are referred to as performance fees.  Upon the consummation of the internalization transaction and concurrent with the initial public offering, these fees were no longer payable.

(3)

For the three months and year ended December 31, 2015, includes an adjustment to account for the impact of non-controlling interests’ share of adjustments to FFO which have not been included in FFO due to the antidilutive effect of the operating partnership units on the calculation of FFO per share (see also footnote 1 above).

(4)

For the three months and year ended December 31, 2015, includes the dilutive and weighted average impact of the operating partnership units subsequent to the internalization transaction and initial public offering.

(5)

Amortization of deferred financing costs was previously included as an add-back to Core FFO, but with the introduction of AFFO as a reported non-GAAP measure, the Company has reclassified this item as an adjustment from Core FFO to AFFO.

Reconciliation of Net Income Attributable to the Company to NOI

The following table sets forth a reconciliation of NOI to Net Income Attributable to the Company, the most directly comparable GAAP equivalent, for the periods presented.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net (Loss) Income attributable to the Company	$(8,345,686)	$108,621	$(7,874,609)	$710,717
Net (loss) income attributable to non-controlling interests	(1,730,046)	93,287	(1,413,105)	346,071
Income tax provision	86,016	—	165,848	—
Loss (gain) on sale of assets	29,414	—	29,414	(47,701)
Total other expense	191,515	50,620	593,418	117,114
Operating (Loss) Income	$(9,768,787)	$252,528	$(8,499,034)	$1,126,201
Depreciation	616,574	400,862	2,027,091	1,530,911
Straight line rent adjustment	(18,811)	17,660	(26,498)	8,735
Management and performance fees – related party	144,900	955,350	2,884,756	2,528,255
Acquisition-related expenses	—	—	—	44,712
Professional fees(1)	619,599	114,621	978,614	386,236
Internalization expense	9,794,745	—	9,794,745	—
Sub-advisory fees	413,930	—	413,930	—
General and administrative expenses	725,064	123,944	912,489	273,321
NOI	$2,527,214	$1,864,965	$8,486,093	$5,898,371

(1)	Excludes professional fees incurred at the property operating level.

Reconciliation of Company Stockholders’ Equity to Net Asset Value (NAV) per Share

The following table provides a reconciliation of Net Asset Value (NAV) per fully diluted share to Company stockholders’ equity for the periods presented.

	December 31, 2015	December 31, 2014
Company stockholders’ equity	$133,790,535	$98,877,752
Revaluation adjustment attributable to the Company(1)	36,000,227	21,827,892
Company stockholders’ equity determined on the basis of fair value(2)	$169,790,762	$120,705,644
Number of fully diluted common shares outstanding	16,890,847	10,436,902
NAV per share(3)	$10.05	$11.57

(1)

Represents the difference between the appraised value of each property and its net book value, after accumulated depreciation and after adding back any acquisition‑related expenses that were expensed. The revaluation adjustment attributable to the Company excludes the portion attributable to non‑controlling interests.

(2)	Increases in fair value are primarily driven by changes in independent third‑party appraisals, additional development costs and acquisition‑related expenses.
(3)

Net of cumulative dividends paid.  The estimated NAV per share following the company’s October 2015 initial public offering and giving effect to the $2.52 per share dilutive effect of the initial public offering and internalization transaction was $9.64 per share.

American Farmland Company

10 East 53rd Street

New York, NY 10022

(212) 484-3000

www.americanfarmlandcompany.com

For additional information contact:

Lindsey Sichel or Andreas Spitzer